                                                                    EXHIBIT 21.1

                              GENESIS ENERGY, L.P.
                         Subsidiaries of the Registrant

Genesis Crude Oil, L.P. - Delaware limited partnership (99.99% limited partner interest owned by Genesis Energy, L.P.)

Genesis Pipeline Texas, L.P. - Delaware limited partnership (100% limited partner interest owned by Genesis Crude Oil, L.P.)

Genesis Pipeline USA, L.P. - Delaware limited partnership (100% limited partner interest owned by Genesis Crude Oil, L.P.)